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                                 EXHIBIT 23.2

                       CONSENT OF KPMG PEAT MARWICK LLP
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                       CONSENT OF INDEPENDENT AUDITORS
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The Board of Directors
Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statements No. 33-24070, No. 33-23805, No. 33-54508, and No. 33-61273 of Charter One
Financial, Inc. on Forms S-8 of our report dated January 18, 1995, relating to the consolidated statement of financial condition of FirstFed Michigan Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for debt and equity securities and goodwill in 1994, and the change in method of accounting for postretirement benefits other than pensions in 1993, which report appears in the December 31, 1995, Annual Report on Form 10-K of Charter One Financial, Inc.


KPMG Peat Marwick LLP

Detroit, MI
March 19, 1996